Exhibit 21.1

                              LIST OF SUBSIDIARIES

                                                                 Jurisdiction of
Name                                                              Organization

Pacific Coast Technologies, Inc.                                   Washington

Ceramic Devices, Inc.                                              Washington

Northwest Technical Industries, Inc.                               Washington

Electronic Specialty Corporation                                   Washington

Cashmere Manufacturing Co., Inc.                                   Washington

Aeromet America, Inc.                                              Washington

Seismic Safety Products, Inc.                                      Washington

Skagit Engineering & Manufacturing, Inc.                           Washington

PA&E International, Inc.                                           Washington

   Subsidiary:  Pacific A&E Limited                              United Kingdom

      Subsidiary:  Pacific Aerospace &
                   Electronics (UK) Limited                      United Kingdom

         Subsidiary:  Aeromet International PLC                  United Kingdom